EXHIBIT 10.2
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Croudace & Dietrich LLP
4750 Von Karman
Newport Beach, California 92660
Attention: Debra M. Dietrich, Esq.

(space above line for recorder’s use)
COLLATERAL ASSIGNMENT AND PLEDGE
OF NOTE, DEED OF TRUST AND LOAN DOCUMENTS
     THIS COLLATERAL ASSIGNMENT AND PLEDGE OF NOTE, DEED OF TRUST AND LOAN DOCUMENTS (this “Assignment”) is made as of January 9, 2009, by, AWARE DEVELOPMENT COMPANY, INC., a California corporation (“Aware”), in favor of SPT REAL ESTATE FINANCE, LLC, a Delaware limited liability company (“Lender”), with respect to the following recitals:
R E C I T A L S
     A. Concurrently herewith, Aware has entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Vineyard Bank, N.A., a national banking association (“Bank”), described on Exhibit “B”, a copy of which has been delivered to Lender. Pursuant to the Note Purchase Agreement, Aware has agreed to purchase from Bank the loan made by Bank to Springbrook Investments, L.P., a California limited partnership agreement (“Borrower”), in the original principal amount of $5,187,000 (as heretofore modified, the “Vineyard Loan”), which is evidenced by a promissory note, and all of Bank’s right, title and interest in and to the Loan, including all rights arising under the documents set forth on Exhibit A to the Agreement. All capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.
     B. Aware has requested that Lender fund Aware’s purchase of the Loan. Lender is willing to do so upon certain terms and conditions. In furtherance thereof, concurrently herewith Aware will execute a Promissory Note (the “Aware Note”), evidencing funds advanced by Lender to fund Aware’s purchase of the Loan at a discount, and this Assignment which shall secure the Note, and will secure the repayment of the Note by a pledge of the assets purchased pursuant to the Note Purchase Agreement, including without limitation the loan documents listed on Exhibit “C” attached hereto (“Aware Loan Documents”).

A G R E E M E N T
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1.
DEFINITIONS
     1.1 As used herein, the term “Collateral” shall mean, collectively, all of the following
          1.1.1 the Vineyard Loan Documents;
          1.1.2 all right, title and interest of the holder of the Vineyard Loan Documents in or to any and all security therefor and/or guaranties thereof, including, without limitation, any and all right, title and interest of the holder of the Vineyard Deed of Trust in or to the Real Property;
          1.1.3 all payments due and to become due under the Vineyard Loan Documents, all collections thereon and all other amounts paid thereunder including without limitation all prepayments under the Vineyard Loan Documents, and all other cash and non-cash proceeds of the Vineyard Loan Documents or of any other collateral;
          1.1.4 all rights and privileges obtained by Aware in connection with the Vineyard Loan Documents, together with the Real Property and all other property described in the Vineyard Deed of Trust, and all the powers, options, privileges and immunities contained in the Vineyard Loan Documents; and
          1.1.5 any and all renewals and extensions of any of the foregoing and any and all replacements or substitutions for any of the foregoing.
     1.2 As used herein, the term “Event of Default” shall mean a default under any of the Aware Loan Documents, including without limitation (a) any failure to pay any amount when due, without notice or demand, (b) any of Aware’s representations or warranties are found to have been untrue when made or become untrue, and (c) any failure to comply with any nonmonetary obligations of this Assignment, including without limitation Section 6.1 below. There shall be no grace or cure period with respect to any Event of Default.
     1.3 As used herein, the term “Vineyard Note” shall mean, the Promissory Note evidencing the Vineyard Loan.
     1.4 As used herein, the term “Vineyard Deed of Trust” shall mean the deed of trust securing the Vineyard Loan.
     1.5 As used herein, the term “Vineyard Loan Documents” shall mean the loan documents listed on Schedule 2 attached hereto.

     1.6 As used herein, the term “Real Property” shall mean, the real property secured by the Vineyard Deed of Trust, which Real Property is further described on Exhibit “A”.
ARTICLE 2.
PLEDGE AND ASSIGNMENT
     2.1 Collateral. As security for the full and prompt payment and performance of any and all obligations of Aware under the Aware Note, and for the full and prompt payment and performance of any and all amendments, modifications, renewals and/or extensions of any of the foregoing, Aware hereby transfers, assigns, pledges, conveys to, grants a security interest in, and deposits with, Lender the Collateral and all right, title, equity and interest of Aware in and to the Collateral. As such, notwithstanding anything to the contrary herein, upon an Event of Default which relates to the Aware Note, Lender may exercise its remedies hereunder, and under the California Commercial Code, at law and in equity.
     2.2 Terms of Assignment. It is acknowledged and agreed by the parties hereto that Lender shall have sole and exclusive possession of the Collateral and that this Assignment constitutes a present and current assignment of the Collateral and is effective upon the execution and delivery hereof. Payments under or with respect to the Collateral shall be made as follows:
          2.2.1 All payments made under the Vineyard Note shall be directly delivered to Lender or immediately tendered to Lender by Aware.
          2.2.2 Aware shall not dispose of, transfer or assign an interest in the Vineyard Loan, prior to full repayment of the Aware Note.
          2.2.3 Aware hereby irrevocably designates and appoints Lender as its true and lawful attorney-in-fact, which appointment is coupled with an interest. In such capacity, Lender may, either in its name or otherwise, take any or all actions that Aware could otherwise take with respect to the Collateral and the Vineyard Loan Documents; it being specifically understood and agreed, however, that Lender shall not be obligated in any manner whatsoever to exercise any such power or authority or be in any way responsible for the collection of or realizing upon the Collateral, or any portion thereof. The foregoing appointment is irrevocable and shall continue, and any such rights, powers and privileges shall be exclusive in Lender, until the Aware Note is paid in full.
ARTICLE 3. — INTENTIONALLY OMITTED
ARTICLE 4.
COVENANTS, REPRESENTATIONS AND WARRANTIES OF AWARE
     Aware hereby warrants and represents to, and covenants and agrees with, Lender, as of the date hereof and at all times that this Assignment remains in effect, as follows:
     4.1 Delivery of Collateral. The original of the Vineyard Note, endorsed by Aware, and the originals of the Vineyard Deed of Trust and the other Vineyard Loan Documents, shall be delivered to Lender immediately upon closing of the purchase of the Vineyard Loan by Aware.

     4.2 Enforceability of this Assignment. This Assignment constitutes the legal, valid and binding obligation of Aware enforceable in accordance with its terms.
     4.3 Right to Execute this Assignment. There are no restrictions on the transfer of the Collateral, and Aware has full right, power and authority to enter into, deliver and execute this Assignment. The execution and delivery of this Assignment, and the consummation of the transactions contemplated herein, and the fulfillment of, and the compliance with, the terms and conditions of this Assignment do not and will not (i) violate or conflict with any of the terms or provisions of the Collateral, (ii) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Aware; or (iii) conflict with, result in a breach of or a right to cancel, or constitute a default under, any agreement or instrument to which Aware is a party or by which Aware is bound.
     4.4 Pending Litigation; Bankruptcy; Violations of Law. There are no actions, suits or proceedings pending, or to the knowledge of Aware, threatened against or affecting Aware which would materially impair the ability of Aware to perform hereunder. Aware is not currently and shall not become insolvent, no petition in bankruptcy, either voluntary or involuntary has been filed or will be filed with respect to Aware and no proceeding has been or will be instituted under any bankruptcy or insolvency laws relating to the relief of debtors. Aware has no knowledge of any violation by Aware of any federal or state law or county or municipal ordinance.
     4.5 Advised by Counsel. Aware has received and reviewed and had the opportunity to have counsel review the Vineyard Loan Documents, the Aware Note and this Assignment.
     4.6 Good Title. All warranties received by Aware in connection with the Vineyard Loan, shall inure to the benefit of Lender if Lender becomes the owner of the Vineyard Loan.
     4.7 No Future Encumbrance or Transfer. Aware shall not encumber, pledge, anticipate, borrow against, or create any right of offset against the Collateral, and shall not transfer, assign, sell or convey all or any portion of the Collateral while the Aware Loan is outstanding.
     4.8 Consents. Any and all consents required to be obtained in connection with the execution, delivery and performance of this Assignment, have been obtained.
     4.9 Perfection of Security Interest. Aware shall, at the request of Lender, execute, acknowledge, and deliver all such further assignments, security agreements, financing statements, endorsements, and assurances as Lender may from time to time require for the better assuring, assigning and confirming to Lender its rights hereunder.
     4.10 Collateral; Compliance and Defense. Aware shall comply with all obligations of Aware under the Vineyard Loan Documents. Aware, at its sole cost and expense, shall defend any claims against the Collateral or any action that might affect the Collateral or any interest therein.

ARTICLE 5.
ACTION BY LENDER
     5.1 Action by Lender. From and after the occurrence of an Event of Default, and whether or not Lender is the absolute owner of the Collateral:
          5.1.1 Lender may take such action as Lender may deem necessary in its sole and absolute discretion to protect the Collateral or its security interest therein.
          5.1.2 Lender may, in its sole and absolute discretion, make advances to protect the Collateral and its security therein, and any such advances made by Lender shall be deemed advances under the Aware Loan Documents, increasing the Aware Loan indebtedness.
          5.1.3 Lender may foreclose on the collateral in accordance with applicable law, and exercise any and other rights and remedies under applicable law.
     5.2 Assignment. Lender may at any time transfer and assign any of Lender’s interests in the Collateral or any portion thereof and this Assignment.
ARTICLE 6.
ENFORCEMENT OF VINEYARD LOAN DOCUMENTS
     6.1 Agreements Regarding Vineyard Loan Documents. In consideration of the Loan, Aware hereby agrees as follows with respect to the Vineyard Loan Documents:
          6.1.1 Forbearance. Aware will forbear from exercising its rights and remedies under the Vineyard Loan Documents, including without limitation foreclosure, from the date hereof through and including July 9, 2009 (the “Forbearance Period”), in order to allow Borrower time to attempt to refinance the Vineyard Loan. Interest and all other payments under the Vineyard Loan Documents will accrue during the Forbearance Period and be added to principal.
          6.1.2 Discounted Payoff. At any time during the Forbearance Period, Aware shall accept, as payment in full under the Vineyard Note, the sum of One Million Eight Hundred Ninety-Six Thousand Dollars ($1,896,000.00) plus all accrued interest then due under the Aware Note, of which amount Borrower shall cause to be paid One Million Eight Hundred Eighty-Six Thousand Dollars ($1,886,000.00) directly to Lender, and Ten Thousand Dollars ($10,000.00) to Aware and all other amounts directly to Lender. Immediately upon receipt of such payment, (a) Lender shall deliver the original Vineyard Note to Borrower marked “cancelled”, (b) Aware shall promptly cause the Vineyard Deed of Trust to be reconveyed, (c) Lender shall deliver the original Aware Note to Aware marked “cancelled” and promptly cause the Aware Deed of Trust to be reconveyed, and (d) this Assignment shall be automatically terminated.
          6.1.3 Release of Guaranties. Concurrently herewith, the Commercial Guaranties executed by William A. Shopoff, an individual, and William A. Shopoff and Cindy I. Shopoff as Trustees of the Shopoff Revocable Trust (collectively, “Guarantors”), in connection with the Vineyard Loan, are concurrently herewith deemed released, and Aware waives any and all right to recover under the same. Aware will deliver the same, to Guarantors, marked canceled, upon receipt thereof from Vineyard.

          6.1.4 Event of Default by Aware. Aware acknowledges and agrees that during the continuance of an Event of Default, Lender shall have the right, but not the obligation, to exercise and enforce, in its name or otherwise, any or all rights and remedies of Aware under the Vineyard Loan Documents to the exclusion of Aware, including, without limitation, the right to inspect the Real Property securing the same, to receive information and documents, to declare due the indebtedness secured by the Vineyard Deed of Trust (subject to the forbearance described above) as and when provided under the Vineyard Loan Documents, to grant or withhold approvals, and to exercise discretion with respect to any matter as and when provided under the Vineyard Loan Documents. Aware shall not exercise or attempt to exercise any such right or remedy except at the written request of Lender (which request may be denied in Lender’s sole and absolute discretion) and only in strict accordance with the instructions of Lender. Lender may, at its option, enforce or conduct any action for foreclosure under the Vineyard Loan Documents in its name or otherwise, or require Aware to assign its interests in the Vineyard Loan Documents to any other person, and Aware specifically consents to any foreclosure (without limitation, non judicial foreclosure) under any or all of the Vineyard Loan Documents or any other action taken by Lender (or its nominee) during an Event of Default, even though such action may release Borrower or any other obligor under the Collateral from personal liability with respect to any of the Vineyard Loan Documents. Upon the exercise by Lender of any such remedies, any amount bid by Lender at any sale of the Collateral for the Vineyard Note may, at the option of Lender, be deemed to be a credit bid by Lender of the indebtedness evidenced by the Vineyard Loan; Lender shall be entitled to setoff the amount of any such bid against any such indebtedness, all at the election of Lender, in its sole and absolute discretion; and any or all proceeds of the Vineyard Loan may be applied against the indebtedness evidenced by Aware Note such order as Lender shall elect in its sole and absolute discretion, and Lender shall hold any property obtained by Lender at any such sale free and clear of any interest or claims of Aware, regardless of whether Lender shall have exercised any remedy under this Assignment with respect to any of the Vineyard Loan Documents, or shall have sold any of the Vineyard Loan Documents or obtained absolute title thereto pursuant to its rights and remedies under the California Commercial Code or otherwise. Aware hereby agrees to pay to Lender immediately upon demand, all costs and expenses, including, without limitation, reasonable attorney’s fees, incurred by Lender in connection with the enforcement or foreclosure of any of the Vineyard Loan Documents, with interest from the date of expenditure at the rate specified in the Aware Note, to the extent permitted by applicable laws and to the extent not included in such credit bid. In the event of the exercise by Lender of the right of foreclosure or power of sale under the Vineyard Deed of Trust in the name of Aware, and the purchase of the Real Property at such foreclosure sale in the name of Aware, Aware, if requested by Lender, shall execute, acknowledge, and deliver to or for the benefit of Lender all such deeds of trust, mortgages, assignments, security agreements, financing statements, endorsements and assurances as Lender may from time to time require, all in form and substance as shall be acceptable to Lender in its sole and absolute discretion, for the assuring, conveying, assigning and confirming to or for the benefit of Lender of the Real Property as additional security for the Aware Note, and upon any failure by Aware to do so, Lender may make, execute, record, file, re-record and/or re-file, acknowledge and deliver any and all such deeds of trust, assignments, security agreements, financing statements, endorsements and assurances for and in the name of Aware, and Aware hereby irrevocably appoints Lender as its agent and attorney-in-fact to do so. The foregoing appointment of the Lender as Aware’s attorney-in-fact is coupled with an interest and cannot be revoked by insolvency, reorganization, merger, consolidation or otherwise.

ARTICLE 7.
EVENTS OF DEFAULT — REMEDIES
     7.1 Remedies. Upon the occurrence of an Event of Default, Lender shall have, in addition to all other rights and remedies that Lender may have under this Assignment, at law, in equity or otherwise, the following rights and remedies, and Lender may exercise the same without further notice to Aware:
          7.1.1 Lender shall have the right immediately to exercise all of its rights and remedies provided under the Aware Loan Documents.
          7.1.2 Lender shall have the right to notify Borrower and all other obligors on the Collateral that all payments thereon are to be made directly and exclusively to Lender to collect and to continue to collect all payments on the Collateral; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Lender, in whole or in part, the Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Collateral; to give all consents, waivers and ratifications in respect of the Collateral and exercise all other rights, powers and remedies and otherwise act with respect thereto as if it were the owner thereof; and to enforce payments and prosecute any action or proceeding with respect to any and all of the Collateral and take or bring, in its name or otherwise, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to affect collection of or to realize upon the Collateral.
          7.1.3 Lender shall have all of the rights and remedies of a secured party under the California Commercial Code as in effect at that time, including, without limitation, the right to take possession of the Collateral, and to sell or otherwise dispose of the same.
          7.1.4 Lender shall have the right to foreclose the liens and security interests created under this Assignment or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process; and to sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or for future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Lender in its sole and absolute discretion.
     7.2 Sale of Collateral. In the event, upon the occurrence of an Event of Default, Lender shall determine to sell its interest in the Collateral or any portion thereof, any such sale shall be held at such time or times and at such place or places as Lender may determine in the exercise of its sole and absolute discretion. Lender may bid (which bid may be, in whole or in part, in the form of cancellation of the Obligations) for and purchase for the account of Lender or any nominee of Lender the whole or any part of the Collateral. Lender shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Lender may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Any requirement of sending reasonable notice to Aware shall be met if such notice is given to Aware pursuant to this Assignment at least five (5) days before such disposition. Upon consummation of any sale of the Collateral, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral absolutely free from claim or right on the part of Aware, and Aware hereby waives, to the extent permitted by law, all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     7.3 Application of Net Proceeds. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied to the payment and satisfaction of the obligations of Aware in such order as Lender, in its sole and absolute discretion, may elect.
     7.4 No Limitation of Remedies. No remedy conferred upon or reserved to Lender herein or in any other Aware Loan Document, is intended to be exclusive of any other remedy conferred upon or reserved to Lender under such instruments, at law, in equity or otherwise. Each such remedy shall be cumulative and concurrent and shall be in addition to each and every other remedy now or hereafter existing under such instruments, at law, in equity or otherwise.
ARTICLE 8.
GENERAL CONDITIONS.
     8.1 Further Assurances. Aware agrees to do such further acts and things, and to execute and deliver such additional conveyances and instruments as Lender may at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto Lender its rights, powers and remedies hereunder.
     8.2 Expenses and Costs of Lender. Aware agrees to pay to Lender all advances, charges, costs and expenses, including, without limitation, reasonable attorney’s fees, incurred or paid by Lender in exercising any right, power or remedy conferred upon Lender by this Assignment, or in the enforcement thereof. This provision shall survive termination of the Agreement.
     8.3 Release of Collateral and Termination. Upon Aware’s payment and satisfaction in full of the Aware Note, and Aware’s delivery of a written request for release, Lender shall execute and deliver to Aware such documents as may be necessary to release the liens and interests on the Collateral and return the original Vineyard Loan Documents to Aware. In addition, concurrently with the payment and satisfaction in full of Borrower’s obligations under the Vineyard Loan Documents in accordance with the terms and conditions of the Vineyard Loan Documents, Lender shall, return the original Vineyard Loan Documents to Aware.
     8.4 Entire Agreement. This Assignment contains the entire agreement between Aware and Lender relating to the Collateral and any and all prior written agreements and any and all prior and contemporaneous oral agreements relative hereto and thereto which are not contained herein or therein are terminated.

     8.5 No Agency. Nothing contained in this Assignment or any of the other Aware Loan Documents shall be construed to create an agency, partnership or joint venture between Aware and Lender.
     8.6 Terminology. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.
     8.7 Time of Essence. Time is of the essence with respect to all provisions of this Assignment.
     8.8 Waiver of Certain Defenses. No action for the enforcement of any lien or security interest granted hereby or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law in connection with the Aware Loan Documents.
     8.9 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and addressed to the parties at the addresses stated below, or at such other address as either party may hereafter notify the other in writing as aforementioned:

To Lender:	SPT Real Estate Finance, LLC
8951 Research Drive
Irvine, California 92618
Attn: William A. Shopoff
Fax No.: (949) 417-1399

with a copy to:	Croudace & Dietrich
4750 Von Karman
Newport Beach, California 92660
Attn: Debra M. Dietrich, Esq.
Fax No.: (949) 794-9909

To Aware:

Fax No.: (949)

Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as evidenced by confirmed answerback if by facsimile, as shown by the addressee’s return receipt if by certified mail, as confirmed by the courier service if by courier or the expiration of three (3) Business Days after the date mailed, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.
     8.10 Headings; Successors and Assigns; Severability The headings in this Assignment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Any transfer or encumbrance of the Collateral or any of Aware’s and/or Borrower’s interest therein or in the Real Property shall be subject to the terms and conditions of this Assignment and the terms and conditions of this Assignment shall inure to the benefit of and be enforceable by Lender, and its successors and assigns. A determination that any provision of this Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Assignment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
     8.11 Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default by Aware hereunder without waiving any other prior or subsequent Event of Default by Aware hereunder. Lender may remedy any Event of Default by Aware hereunder without waiving such remedied Event of Default. Neither the failure by Lender to exercise, nor any delay by Lender in exercising, any right, power or remedy upon an Event of Default by Aware hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. All waivers must be in writing, and shall only to the extent of the express waiver.
     8.12 Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.
     8.13 Modifications. This Assignment may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.
     8.14 Reinstatement of Obligations and Security. Notwithstanding anything in this Assignment (or in any document relating hereto or otherwise) to the contrary, in the event that this Assignment has become ineffective for any reason (such as bankruptcy of Borrower), as a result of the acquisition of the Real Property pursuant to a deed in lieu of foreclosure of the Vineyard Deed of Trust or that this Assignment for any reason is or is alleged to be terminated or otherwise ineffective, and in the further event that title to the Real Property is thereafter returned to or restored in Borrower (or any estate of Borrower, or in any creditors, successors or assigns of Borrower) as a result or in connection with any voluntary or involuntary bankruptcy or reorganization proceeding filed by or against Borrower under any state or federal bankruptcy or insolvency law or proceeding or as a result of or in connection with any other state or federal law or proceeding having such effect, and the validity or effectiveness of the other Security Instruments are questioned or attacked in an action or proceeding, or in the event that the other Security Instruments are voided or set aside, then, in such events, this Assignment and the lien and security interest of Lender in the Vineyard Loan Documents shall automatically, and without further action by Aware or Borrower, be deemed to be reinstated and in full force and effect, to the same extent and with the same priority as if Aware had not accepted a deed(s) to the Real Property from Borrower and as if no other event, occurrence or condition had occurred which may have terminated or rendered ineffective this Assignment, and Aware agrees to take any and all such actions as may be necessary to cause such reinstatement to occur.

     8.15 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles.
     8.16 No Third-Party Beneficiaries. No person, other than the parties hereto, is intended to be benefited hereby, and no such person shall have any cause of action or right by virtue hereof; provided, however, that William A. Shopoff, an individual, and William A. Shopoff and Cindy I. Shopoff, as Trustees of The Shopoff Revocable Trust dated August 12, 2004 are third party beneficiaries vis a vis release of the Guaranties, and Borrower is a third party beneficiary as to the forbearance.
[This Space Intentionally Left Blank; Signatures Begin On The Next Page]

     IN WITNESS WHEREOF, Aware has caused this Assignment to be duly executed as of the day and year first above written.

“Assignor”: AWARE DEVELOPMENT COMPANY, INC., a California corporation
By	/s/ John D. Ford, Jr.

Attorney-in-Fact
(Print Name and Title)

ACKNOWLEDGED BY: “Borrower”: SPRINGBROOK INVESTMENTS, L.P. a California limited partnership

By	Highgrove, Inc., its General Partner

By	/s/ William A. Shopoff
William A. Shopoff, Secretary

By	/s/ Cindy I. Shopoff
Cindy I. Shopoff, President

“Guarantors”: THE SHOPOFF REVOCABLE TRUST
By:	/s/ William A. Shopoff
William A. Shopoff, Trustee

By:	/s/ Cindy I. Shopoff
Cindy I. Shopoff, Trustee

/s/ William A. Shopoff
William A. Shopoff, an individual

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT “B”
DESCRIPTION OF NOTE PURCHASE AGREEMENT

EXHIBIT “C”
VINEYARD LOAN DOCUMENTS LIST
1.	Promissory Note for Loan No. 0913076970 in the amount of $5,187,000.00 dated March 29, 2006

2.	Business Loan Agreement

3.	Deed of Trust recorded on March 31, 2006 under document number 2006-0229400 in favor of Vineyard Bank

4.	Commercial Guaranty of The Shopoff Revocable Trust

5.	Hazard Insurance Disclosure

6.	Agreement to Provide Insurance

7.	Trust Certificate

8.	Partnership Authorization

9.	Modification of Deed of Trust recorded on May 26, 2006 under document number 2006-0386956 amended original Deed of Trust by adding additional property as security under the original Promissory Note dated March 29, 2006

10.	Modification of Deed of Trust recorded on June 2, 2006 under document number 2006-0405304 amended original Deed of Trust by adding additional property as security under the original Promissory Note dated March 29, 2006 and decreased the amount of the original Promissory Note from $5,187,000.00 to $5,120,000.00

11.	Modification of Deed of Trust recorded September 26, 2006 under document number 2006-0709116 amended original Deed of Trust by adding additional property as security under the original Promissory Note dated March 29, 2006

12.	Modification of Deed of Trust recorded February 15, 2008 under document number 2008-0077706 amended original Deed of Trust by adding additional property as security under the original Promissory Note dated March 29, 2006.

13.	First American Title Policy of Title Insurance effective as of March 31, 2006